Solo Brands Reports Strong Third Quarter Results
Reaffirms Full Year 2023 Guidance

Grapevine, Texas, November 7, 2023: Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”) today announced its financial results for the three and nine month periods ended September 30, 2023.
Third Quarter 2023 Highlights Compared to Third Quarter 2022
•Net sales of $110.3 million, up $8.2 million or 8.0%
•Net income of $3.1 million, up $7.1 million or 176.7%
•Income (loss) per Class A common stock - basic and diluted of $0.07
•Adjusted net income(1) of $15.2 million, up $7.6 million or 100.7%
•Adjusted EBITDA(1) of $15.0 million, up $3.7 million or 33.0%
•Adjusted EPS(1) of $0.28 per diluted share, up $0.13
Nine Months Ended 2023 Highlights Compared to Nine Months Ended 2022
•Net sales of $329.5 million, up $9.1 million or 2.8%
•Net income of $15.5 million, up $42.7 million or 157.2%
•Income (loss) per Class A common stock - basic and diluted of $0.20, up $0.46
•Net cash provided by operating activities of $39.2 million, up $74.5 million or 210.9%
•Free cash flow(1) of $32.2 million, up $75.1 million or 175.2%
•Adjusted net income(1) of $43.4 million, up $7.4 million or 20.7%
•Adjusted EBITDA(1) of $55.3 million, up $6.4 million or 13.1%
•Adjusted EPS(1) of $0.66 per diluted share, down $0.08

“We delivered third quarter results exceeding expectations largely driven by strong retail sales. Brand momentum is encouraging as we grow our retailer relationships,” said John Merris, Chief Executive Officer of Solo Brands. “Looking ahead at the all-important fourth quarter, we recognize the headwinds consumers are facing. However, we have a lot of exciting, unique and compelling marketing programs to reach new customers, which we believe will stand out from the crowd and drive enthusiasm for our brand. We are well positioned to navigate an uncertain consumer environment given the resilience and strength of our financial model. Solo Brands generates healthy EBITDA margins, has low financial leverage, a balanced omnichannel sales approach, and is capital-lite, leading to strong free cash flow.”

Operating Results for the Three Months Ended September 30, 2023

Net sales increased 8.0% to $110.3 million compared to $102.2 million in the third quarter of 2022. Continued expansion of the wholesale network led to an increase in wholesale channel revenue, partially offset by a decrease in our direct-to-consumer channel revenue driven by a product mix shift along with decreased digital marketing spend.
•Wholesale revenues increased 114.3% to $34.0 million compared to $15.9 million in the third quarter of 2022.
•Direct-to-consumer revenues decreased 11.6% to $76.3 million compared to $86.3 million in the third quarter of 2022.

Gross profit increased 5.5% to $68.3 million compared to $64.7 million in the third quarter of 2022 primarily driven by an increase in net sales. Gross margin decreased 1.4% to 61.9% when compared to the same period of the prior year due to a mix shift to wholesale vs prior year.

Selling, general and administrative (SG&A) expenses increased 3.1% to $61.3 million compared to $59.5 million in the third quarter of 2022. The increase was driven by $0.9 million of higher fixed costs and $0.9 million increase in variable costs.

Income (loss) per Class A common stock basic and diluted per share was $0.07 for the third quarter of 2023 compared to $(0.03) for the third quarter of 2022.

Adjusted EPS(1) was $0.28 per diluted share for the third quarter of 2023 compared to $0.15 for the third quarter of 2022.

Operating Results for the Nine Months Ended September 30, 2023

Net sales increased 2.8% to $329.5 million compared to $320.4 million in the prior year. The increase was primarily driven by strength with our key strategic retailers and continued market penetration within the wholesale channel, partially offset by a decrease in our direct-to-consumer channel revenue driven by a product mix shift, including products and accessories launched in the second half of 2022 and increased volume for apparel products, along with decreased digital marketing spend.
•Wholesale revenues increased 70.9% to $98.7 million compared to $57.8 million in the prior year.
•Direct-to-consumer revenues decreased 12.1% to $230.7 million compared to $262.6 million in the prior year.

Gross profit increased 2.8% to $205.7 million compared to $200.2 million in the prior year primarily due to the increase in net sales. Gross margin decreased (0.1)% to 62.4% when compared to the same period of the prior year driven by wholesale mix shift offset by a decrease in freight costs.

Selling, general and administrative (SG&A) expenses decreased 2.8% to $169.5 million compared to $174.3 million in the prior year period. The decrease was driven by an $11.3 million decrease in variable costs, partially offset by $6.4 million of higher fixed costs. The variable cost decrease was primarily due to lower marketing and distribution expenses, as well as fair value changes of the contingent consideration. The fixed cost increase was due to increases in employee costs as a result of equity-based compensation, bonus expense, severance, and increases in rent as a result of the addition of new store fronts and warehouse locations.

Impairment charges fully decreased from $30.6 million, of which $27.9 million related to goodwill for the Company’s ISLE reporting unit and $2.7 million related to the ISLE trademark intangible. No impairment charges were recorded during the nine months ended September 30, 2023.

Income (loss) per Class A common stock basic and diluted per share was $0.20 compared to $(0.26) in the prior year.

Adjusted EPS(1) was $0.66 per diluted share compared to $0.74 in the prior year.

Balance Sheet

Cash and cash equivalents were $16.6 million at September 30, 2023 compared to $23.3 million at December 31, 2022.

Outstanding borrowings were $75.0 million under the Revolving Credit Facility, and $92.5 million under the Term Loan Agreement as of September 30, 2023. The borrowing capacity on the Revolving Credit Facility was $350.0 million as of September 30, 2023, leaving $275.0 million of availability.

Inventory was $114.1 million at September 30, 2023 compared to $133.0 million at December 31, 2022. The decrease in inventory is due to prudent inventory management resulting in lower replenishments following the peak season in the fourth quarter of 2022.

Full Year 2023 Guidance

For fiscal 2023, we continue to expect revenue to be in the range of $520 to $540 million, with the most likely outcome at the midpoint of that range of $530 million which reflects the pressure from the macro environment as well as the timing of shipments that pulled forward from Q4 into Q3. We also continue to expect to deliver Adjusted EBITDA margin of between 17% to 18% for the full year.

The Company’s full year 2023 guidance is based on a number of assumptions that are subject to change, many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

* The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA margin to forecasted GAAP net income (loss) margin as a percent of net sales, respectively, within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. With respect to GAAP net income (loss) margin, these items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

(1) This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

Conference Call Details

A conference call to discuss the Company's third quarter 2023 results is scheduled for November 7, 2023, at 8:30 a.m. ET. To participate, please dial 833-470-1428 or +1 929-526-1599 for international callers, conference ID 466721. The conference call will also be webcast live at https://investors.solobrands.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial 866-813-9403 or +44 204-525-0658 for international callers, conference ID 460910. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website at https://investors.solobrands.com where it will remain available for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, develops and produces ingenious lifestyle products that help customers create lasting memories. Through an omni-channel distribution model that leverages e-commerce, strategic wholesale relationships and physical retail stores, Solo Brands offers innovative products to consumers through four lifestyle brands – Solo Stove, known for its firepits, stoves, and accessories, Chubbies, a premium casual apparel and activewear brand, Oru Kayak, innovator of origami folding kayaks, ISLE, maker of inflatable and hard paddle boards and accessories.

Contact

Bruce Williams
Investors@solobrands.com
332-242-4303

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expectations of achieving long-term profitability and our anticipated GAAP and non-GAAP guidance for the fiscal year ending December 31, 2023. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; business interruptions resulting from geopolitical actions, natural disasters, or pandemics; risks associated with our international operations; and problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per unit data)	2023	2022	2023	2022
Net sales	$110,324	$102,162	$329,458	$320,384
Cost of goods sold	42,065	37,482	123,725	120,175
Gross profit	68,259	64,680	205,733	200,209
Operating expenses
Selling, general & administrative expenses	61,333	59,489	169,479	174,299
Depreciation and amortization expenses	7,052	6,216	19,579	18,194
Impairment charges	—	—	—	30,589
Other operating expenses	1,199	2,260	3,736	3,580
Total operating expenses	69,584	67,965	192,794	226,662
Income (loss) from operations	(1,325)	(3,285)	12,939	(26,453)
Non-operating (income) expense
Interest expense, net	2,766	1,805	7,542	3,838
Other non-operating (income) expense	(983)	(90)	(6,861)	514
Total non-operating (income) expense	1,783	1,715	681	4,352
Income (loss) before income taxes	(3,108)	(5,000)	12,258	(30,805)
Income tax expense (benefit)	(6,191)	(980)	(3,272)	(3,677)
Net income (loss)	3,083	(4,020)	15,530	(27,128)
Less: net income (loss) attributable to noncontrolling interests	(1,045)	(1,816)	3,054	(10,850)
Net income (loss) attributable to Solo Brands, Inc.	$4,128	$(2,204)	$12,476	$(16,278)

Other comprehensive income (loss)
Foreign currency translation, net of tax	$(593)	$(21)	$(472)	$49
Comprehensive income (loss)	2,490	(4,041)	15,058	(27,079)
Less: other comprehensive income (loss) attributable to noncontrolling interests	(214)	(7)	(171)	16
Less: net income (loss) attributable to noncontrolling interests	(1,045)	(1,816)	3,054	(10,850)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$3,749	$(2,218)	$12,175	$(16,245)

Income (loss) per Class A common stock
Basic	$0.07	$(0.03)	$0.20	$(0.26)
Diluted	$0.07	$(0.03)	$0.20	$(0.26)

Weighted-average Class A common stock outstanding
Basic	57,883	$63,470	61,370	$63,429
Diluted	58,368	$63,470	61,581	$63,429

SOLO BRANDS, INC.
Consolidated Balance Sheets
(Unaudited)

(In thousands)	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$16,551	$23,293
Accounts receivable, net of allowance for doubtful accounts of $2.2 million and $1.5 million	30,743	26,176
Inventory	114,077	132,990
Prepaid expenses and other current assets	23,511	12,639
Total current assets	184,882	195,098
Non-current assets
Property and equipment, net	26,021	15,166
Intangible assets, net	240,697	234,632
Goodwill	405,206	382,658
Operating lease right-of-use assets	32,078	34,259
Other non-current assets	9,976	534
Total non-current assets	713,978	667,249
Total assets	$898,860	$862,347

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$11,528	$11,783
Accrued expenses and other current liabilities	42,219	43,377
Deferred revenue	3,970	6,848
Current portion of long-term debt	5,000	5,000
Total current liabilities	62,717	67,008
Non-current liabilities
Long-term debt, net	160,278	108,383
Deferred tax liability	51,359	82,621
Operating lease liabilities	25,722	29,133
Other non-current liabilities	13,224	205
Total non-current liabilities	250,583	220,342

Commitments and contingencies (Note 1)

Equity
Class A common stock, par value $0.001 per share; 468,767,205 shares authorized, 57,751,375 shares issued and outstanding; 475,000,000 shares authorized, 63,651,051 issued and outstanding	58	64
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 32,832,755 shares issued and outstanding; 50,000,000 shares authorized, 32,157,983 issued and outstanding	33	32
Additional paid-in capital	352,758	358,118
Retained earnings (accumulated deficit)	8,735	5,746
Accumulated other comprehensive income (loss)	(741)	(499)
Treasury stock	(315)	(35)
Equity attributable to the controlling interest	360,528	363,426
Equity attributable to noncontrolling interests	225,032	211,571
Total equity	585,560	574,997
Total liabilities and equity	$898,860	$862,347

SOLO BRANDS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$15,530	$(27,128)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Amortization of intangible assets	16,263	15,748
Equity-based compensation	14,714	13,213
Operating lease right-of-use assets expense	6,061	4,891
Depreciation	3,862	2,446
Deferred income taxes	(10,924)	(6,592)
Changes in accounts receivable reserves	1,312	1,262
Amortization of debt issuance costs	645	645
Loss on disposal of property and equipment	186	(8)
Impairment charges	—	30,589
Changes in assets and liabilities
Accounts receivable	(5,472)	(2,003)
Inventory	24,607	(64,244)
Prepaid expenses and other current assets	(10,838)	(9,342)
Accounts payable	(891)	11,198
Accrued expenses and other current liabilities	(5,370)	(2,151)
Deferred revenue	(2,878)	(96)
Operating lease ROU assets and liabilities	(6,799)	(3,989)
Other non-current assets and liabilities	(844)	231
Net cash (used in) provided by operating activities	39,164	(35,330)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,943)	(7,512)
Payments of contingent consideration	(9,386)	—
Acquisitions, net of cash acquired	(34,620)	(774)
Net cash (used in) provided by investing activities	(50,949)	(8,286)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	60,000	45,000
Repayments of long-term debt	(8,750)	(1,875)
Common stock repurchases	(36,957)	—
Distributions to non-controlling interests	(8,944)	(7,275)
Stock issued under employee stock purchase plan	106	246
Taxes paid related to net share settlement of equity awards	(42)	—
Net cash (used in) provided by financing activities	5,413	36,096
Effect of exchange rate changes on cash	(370)	(403)
Net change in cash and cash equivalents	(6,742)	(7,923)
Cash and cash equivalents balance, beginning of period	23,293	25,101
Cash and cash equivalents balance, end of period	$16,551	$17,178

SUPPLEMENTAL NONCASH INVESTING AND FINANCING DISCLOSURES:
Operating lease right of use assets obtained in exchange for lease obligations	2,532	15,287
Financing lease right of use assets obtained in exchange for lease obligations	899	—
Treasury stock retirements	31,164	—
Re-issuance of treasury stock	5,342	—

Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, free cash flow, adjusted net income, adjusted EPS, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.
None of these non-GAAP measures is a measurement of financial performance under GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with GAAP and are not indicative of net income (loss) from continuing operations as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.
In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We calculate adjusted gross profit as gross profit excluding the recognition of the fair value write-ups of inventory as a result of the Oru, ISLE, and Chubbies acquisitions. We calculate adjusted gross profit margin as adjusted gross profit divided by net sales.

Free Cash Flow

We calculate free cash flow as net cash provided by (used in) operating activities, less capital expenditures.
Adjusted Net Income

We calculate adjusted net income as net income (loss) excluding amortization of intangible assets; impairment charges; equity-based compensation expense; the following costs that are expected to be non-recurring in nature: tax refunds, transaction costs, acquisition-related costs, implementation costs, management transition costs, severance expense, inventory fair value write-ups, business optimization expenses, business expansion expenses, contract termination and modification fees, and changes in fair value of contingent earn-out liability; and the tax impact of these adjusting items.

Adjusted EPS

We calculate adjusted EPS as adjusted net income, as defined above, less the allocable portion of net income (loss) to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares, respectively, as calculated under U.S. GAAP. While the net income is adjusted for the allocation of net income (loss) to the noncontrolling interest, the adjusting items noted above are added back in their entirety.

Adjusted EBITDA and Adjusted EBITDA Margin

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses, impairment charges, equity-based compensation expense, and the following costs that are expected to be non-recurring in nature: tax refunds, transaction costs, acquisition-related costs, implementation costs, management transition costs, severance expense, inventory fair value write-ups, business optimization expenses, business expansion expenses, contract termination and modification fees, and changes in fair value of contingent earn-out liability. We calculate adjusted EBITDA margin as adjusted EBITDA divided by net sales.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands except per share amounts)
The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Gross profit	$68,259	$64,680	$205,733	$200,209
Inventory fair value write-up(1)	—	—	—	7,813
Adjusted gross profit	$68,259	$64,680	$205,733	$208,022

Gross profit margin (Gross profit as a % of net sales)	61.9%	63.3%	62.4%	62.5%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	61.9%	63.3%	62.4%	64.9%

(1) Represents the fair market value write-ups of inventory accounted for under ASC 805 related to the 2021 acquisitions.

The following table reconciles net cash (used in) provided by operating activities to free cash flow for the periods presented:

	Nine Months Ended September 30,
(dollars in thousands)	2023	2022
Net cash (used in) provided by operating activities	$39,164	$(35,330)
Capital expenditures	(6,943)	(7,512)
Free cash flow	$32,221	$(42,842)

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Net income (loss)	$3,083	$(4,020)	$15,530	$(27,128)
Less: net income (loss) attributable to noncontrolling interests	(1,045)	(1,816)	3,054	(10,850)
Net income (loss) per Class A common stock (GAAP)	$4,128	$(2,204)	$12,476	$(16,278)
Amortization expense	5,744	5,261	16,263	15,748
Impairment charges(1)	—	—	—	30,589
Equity-based compensation expense(2)	4,964	4,326	14,766	13,213
Tax refunds(3)	—	—	(5,121)	—
Transaction costs(4)	213	849	1,494	1,070
Acquisition-related costs(5)	515	770	1,361	1,671
Implementation costs(6)	210	—	456	—
Management transition costs(7)	247	34	413	698
Severance expense	16	1,409	502	1,409
Inventory fair value write-ups(8)	—	—	—	7,813
Business optimization expense(9)	—	610	—	835
Business expansion expense(10)	—	225	—	373
Contract termination and modification fees(13)	4,317	—	4,317	—
Changes in fair value of contingent earn-out liability(14)	(2,242)	—	(2,242)	—
Tax impact of adjusting items(11)	(1,858)	(1,887)	(4,313)	(10,311)
Adjusted net income	$15,209	$7,577	$43,426	$35,980
Adjusted EPS(12)	$0.28	$0.15	$0.66	$0.74

(amounts per share)
Net income (loss)	$0.05	$(0.06)	$0.25	$(0.43)
Less: net income (loss) attributable to noncontrolling interests	(0.02)	(0.03)	0.05	(0.17)
Net income (loss) per Class A common stock (GAAP)	$0.07	$(0.03)	$0.20	$(0.26)
Amortization expense	0.10	0.08	0.27	0.25
Impairment charges(1)	—	—	—	0.48
Equity-based compensation expense(2)	0.09	0.07	0.24	0.21
Tax refunds(3)	—	—	(0.08)	—
Transaction costs(4)	—	0.01	0.02	0.02
Acquisition-related costs(5)	0.01	0.01	0.02	0.03
Implementation costs(6)	—	—	0.01	—
Management transition costs(7)	—	—	0.01	0.01
Severance expense	—	0.02	0.01	0.02
Inventory fair value write-ups(8)	—	—	—	0.12
Business optimization expense(9)	—	0.01	—	0.01
Business expansion expense(10)	—	0.01	—	0.01
Contract termination and modification fees(13)	0.07	—	0.07	—
Changes in fair value of contingent earn-out liability(14)	(0.04)	—	(0.04)	—
Tax impact of adjusting items(11)	(0.03)	(0.03)	(0.07)	(0.16)
Adjusted EPS(12)	$0.28	$0.15	$0.66	$0.74

Weighted-average Class A common stock outstanding - basic	57,883	63,470	61,370	63,429
Weighted-average Class A common stock outstanding - diluted	58,368	63,470	61,581	63,429

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Net income (loss)	$3,083	$(4,020)	$15,530	$(27,128)
Interest expense	2,766	1,805	7,542	3,838
Income tax (benefit) expense	(6,191)	(980)	(3,272)	(3,677)
Depreciation and amortization expense	7,052	6,216	19,579	18,194
Impairment charges(1)	—	—	—	30,589
Equity-based compensation expense(2)	4,964	4,326	14,766	13,213
Tax refunds(3)	—	—	(5,121)	—
Transaction costs(4)	213	849	1,494	1,070
Acquisition-related costs(5)	515	770	1,361	1,671
Implementation costs(6)	210	—	456	—
Management transition costs(7)	247	34	413	698
Severance expense	16	1,409	502	1,409
Inventory fair value write-ups(8)	—	—	—	7,813
Business optimization expense(9)	—	610	—	835
Business expansion expense(10)	—	225	—	373
Contract termination and modification fees(13)	4,317	—	4,317	—
Changes in fair value of contingent earn-out liability(14)	(2,242)	—	(2,242)	—
Adjusted EBITDA	$14,950	$11,244	$55,325	$48,898

Net income (loss) margin (Net income (loss) as a % of net sales)	2.8%	(3.9)%	4.7%	(8.5)%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	13.6%	11.0%	16.8%	15.3%
(1) Represents trademark and goodwill impairments recorded during the three months ended June 30, 2022.
(2) Represents employee compensation expense associated with equity-based awards. This includes expense associated with the incentive unit awards as well as awards issued on and subsequent to the IPO including options, restricted stock units and performance stock units.
(3) Represents a one-time tax refund related to COVID-19 era benefits.
(4) Represents transaction costs primarily related to professional service fees incurred in connection with the secondary offering and S-3 registration statement in the current periods and in connection with the IPO in the comparative periods.
(5) Represents expenses that are associated with acquisition activities, including financial diligence and legal fees.
(6) Represents consulting fees related to the Company’s preparation for compliance with Section 404(b) of the Sarbanes-Oxley Act and enterprise performance management software implementation.
(7) Represents costs primarily related to recruiting senior level management
(8) Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2021 acquisitions.
(9) Represents various start-up and transition costs, including warehouse optimization charges associated with our new global headquarters infrastructure and with new and expanded distribution facilities in Texas, Pennsylvania, and the Netherlands.
(10) Represents costs for expansion into new international and domestic markets.
(11) Represents the tax impact of adjustments calculated at the federal statutory rate of 21% less the portion of the tax impact of the adjustments attributable to noncontrolling interests.
(12) Adjusted earnings per share (“Adjusted EPS”) is calculated independently for each component and, as such, the total of such components may not sum to adjusted EPS due to rounding.
(13) Includes one-time advertising spend contract termination fees with offsetting benefits expected to be fully realized by the end of 2023.
(14) Represents the charge to mark the contingent earn-out consideration to fair value in connection with the 2023 acquisitions.